SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2005

PHYSIOMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27956	77-0248588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

FIVE BILLERICA PARK

101 BILLERICA AVENUE

N. BILLERICA, MA 01862

(Address of Principal Executive Offices) (Zip Code)

(978) 670-2422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Contract

On May 31, 2005, Physiometrix, Inc. signed a definitive merger agreement to be acquired by Hospira, Inc.

Under the terms of the agreement, unanimously approved by the Physiometrix Board of Directors, Physiometrix shareholders will receive a cash payment of $1.59 per share of common stock.  In addition, holders of options and warrants for common stock of Physiometrix will receive a cash payment equal to this amount less the applicable exercise price and applicable withholding taxes.  Together, these payments give the merger a value of approximately $22.8 million.  Options and warrants with an exercise price that exceeds the per share cash payment will be terminated in connection with the closing.

Closing of the merger is contingent upon approval of the shareholders of Physiometrix and other closing conditions.

In addition, in connection with the merger agreement, directors and executive officers of Physiometrix entered into voting agreements with Hospira, each in substantially the form filed as Exhibit 99.1, pursuant to which they have agreed to vote their common shares of Physiometrix in favor of the merger.

The foregoing descriptions of the merger agreement and the voting agreements are qualified in their entirety by reference to the merger agreement and the form of voting agreement, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and are incorporated herein by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Physiometrix will file a proxy statement and other documents concerning the proposed merger transaction with the SEC.  Security holders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information about Physiometrix and the merger.  A proxy statement will be sent to shareholders of Physiometrix seeking their approval of the transaction.  Physiometrix security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Physiometrix with the Commission at the Commission's Web site at http://www.sec.gov.  The proxy statement and these other documents may also be obtained for free from Physiometrix Investor Relations, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862 or (978) 670-2422.  Physiometrix and Hospira and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of Physiometrix with respect to the transactions contemplated by the merger agreement.  Information about Physiometrix, Hospira and their respective directors and officers can be found in Physiometrix's and Hospira's respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC.  Additional information regarding the interests of those persons and their respective interests in the merger may be obtained by reading the proxy statement/prospectus when it becomes available.  This document will be available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from Physiometrix.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger by and among Hospira, Inc., Patriot Merger Subsidiary Corporation and Registrant dated as of May 31, 2005.

99.1	Form of Voting Agreement between Hospira, Inc. and certain securityholders of Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSIOMETRIX, INC.

	By:	/s/	Daniel W. Muehl
Daniel W. Muehl
Vice President and
Chief Financial Officer

Date: June 2, 2005